                        SEPARATION AND RELEASE AGREEMENT

         This Separation and Release Agreement (the "Agreement") sets forth the terms of the agreement between Vion Pharmaceuticals, Inc. ("Vion") and John A. Spears ("Spears") relating to the termination of Spears' employment with Vion and is effective as of April 20, 1999.

         WHEREAS, Spears has been employed as the President, Chief Executive Officer and Director of Vion pursuant to an Employment Agreement, dated as of January 16, 1998 (the "Employment Agreement"); and

         WHEREAS, Vion and Spears have agreed that Spears, who was relieved of his obligations as Chief Executive Officer previously, will be relieved of his obligations as President and Director, and will terminate his employment as of the Effective Date of this Agreement and pursuant to the terms of this Agreement which are set forth below.

         NOW THEREFORE, in consideration of the mutual promises of the parties and other valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Tender of Resignation/Termination of Employment Agreement

         (a) On April 7, 1999, Spears irrevocably tendered, and Vion accepted, Spears' resignation as President of Vion effective at the close of business on April 7, 1999. Simultaneously with the execution of this Agreement, Spears will irrevocably tender, and Vion will accept, Spears' resignation as Director of Vion effective at the close of business on the date of execution of this Agreement.

         (b) The parties acknowledge that, on the Effective Date of this Agreement, as that term is defined below, Spears' Employment Agreement shall terminate. Notwithstanding the foregoing, Spears shall remain an employee of Vion until April 30, 1999, at his current salary, at which time his employment with Vion shall terminate.

2. Severance Payments/Compensation

         (a) From May 1, 1999 up to and including the Termination Date, as that term is defined below, Vion shall pay to Spears severance payments on the basis of an annualized gross sum of $246,750 in twenty-four (24) equal increments per year, less any applicable Federal, State or local withholding taxes (the "Severance Payments").

         (b) Commencing on May 1, 1999, Vion will cease paying health and dental insurance premiums for Spears, and Spears will become eligible for COBRA coverage at Spears' sole expense. The cost for COBRA coverage for Spears, as of the Effective Date of this Agreement, is $588.64 per month for health insurance coverage, and $93.88 per month for dental insurance coverage. The monthly cost for COBRA coverage is subject to change subsequent to the Effective Date of this Agreement and Spears will be notified of any such change in the cost of coverage.

         (c) Commencing on May 1, 1999, Spears will no longer be entitled to participate in Vion's 401k program and Vion will discontinue payments for Spears' cellular telephone service.

         (d) The parties agree that the bonus due and payable to Spears for the year 1998 shall be paid within thirty days after the date upon which Vion completes its next round of financing resulting in gross proceeds of at least $4,000,000 (the "Vion Private Financing"). The parties agree that the gross amount of the bonus due and payable to Spears for the year 1998 is $37,012.50, less applicable withholding taxes. In any event, the 1998 bonus shall be payable no later than May 31, 1999.

         (e) The "Effective Date" as this term is used in this Agreement means, as explained below in paragraph 5(d), the eighth day following the date upon which Spears executes this Agreement.

         (f) The "Termination Date" as that term is used in this Agreement means the earlier of (1) the date upon which Spears secures full-time employment elsewhere; or (2) January 16, 2001.

         (g) In the event Spears secures full-time employment (i.e., a position requiring approximately 35 hours per week and with benefits available to full-time employees) elsewhere prior to January 16, 2001, and provided that Spears executes a Release of Vion as set forth in paragraph 5(e) of this Agreement, Vion shall pay to Spears subsequent to Spears' notice to Vion regarding such full-time employment a lump sum payment (less applicable withholding taxes) of 40% of the balance of payments that would be otherwise payable to Spears pursuant to paragraph 2(a) of this Agreement (the "Termination Incentive Payment"). In the event the Termination Incentive Payment shall be payable, the Termination Incentive Payment shall be paid fifteen days after the closing of an underwritten public offering by Vion (or private placement with associated registration rights) resulting in gross proceeds to Vion of at least $10,000,000 (the "Vion Public Financing"). Vion anticipates the Vion Public Financing to close on or before October 15, 1999. In the event the Vion Public Financing does not occur, the Termination Incentive Payment shall not be paid.

         (h) Subsequent to the Effective Date of this Agreement and up to the Termination Date, Vion shall be entitled to offset against the Severance Payments 75% of the gross income earned by Spears as a part-time employee, an independent contractor, or a consultant. Spears shall, on a monthly basis, notify Vion of the receipt and amount of such income.

3. Termination of Employment Agreement/Survival of Confidentiality Covenant




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

         The Employment Agreement is terminated as of the Effective Date of this Agreement. Notwithstanding the foregoing, the covenant set forth in paragraph 6 of the Employment Agreement which relates to Spears' duty to keep certain proprietary information of Vion confidential shall remain in effect indefinitely, or until such time as any proprietary information becomes public knowledge through no fault of Spears.

4. Options/Lockup Provision

         (a) The stock options granted by Vion to Spears are set forth below in the chart in subparagraph 4(b) of this Agreement (the "Options"). As used in this Agreement, the Options designated as "ISO" are incentive stock options issued pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, and the parties agree to treat these options for tax purposes in accordance with the rules applicable to incentive stock options. The Options shall cease vesting on the Effective Date of this Agreement. Spears shall have ninety (90) days after the Effective Date within which to exercise the Options, after which time the Options shall terminate.

         (b) The parties acknowledge that as of March 31, 1999 Spears owns the following Options which are vested as set forth below:

----------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITY   DATE OF TRANSACTION   NO. OF       EXERCISE PRICE   VESTING       EXPIRATION DATE      ISO/NON-ISO
                                          SHARES                        STATUS

----------------------------------------------------------------------------------------------------------------------
Option                4/16/93               60,000       $  5.00        fully           8/14/2000          ISO
                                                                        vested
----------------------------------------------------------------------------------------------------------------------
Option                4/16/93               30,000       $  0.40        fully           8/14/2000          NON-ISO
                                                                        vested
----------------------------------------------------------------------------------------------------------------------
Option                2/02/95              286,312       $  0.13        fully           8/14/2000          NON-ISO
                                                                        vested
----------------------------------------------------------------------------------------------------------------------
Option               10/14/96               15,000       $4.1875        50%            10/14/2006          ISO
                                                                        vested
----------------------------------------------------------------------------------------------------------------------
Option                1/29/98               12,000       $3.0313        25%             1/29/2008          ISO
                                                                        vested
----------------------------------------------------------------------------------------------------------------------




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

         (c) Lockup Provision: Spears hereby irrevocably agrees that he will not, without Vion's prior written approval, offer, sell, contract to sell, make any short sale (including, but not limited to, a "short against the box"), pledge, or otherwise dispose of directly or indirectly (each a "sale"), except as set forth in subparagraph (e) below, any shares of Vion common stock, options to acquire shares of common stock or securities exchangeable or exercisable for or convertible into shares of, or any other rights to purchase or acquire, Vion common stock (the "Vion Stock") which he owns directly or indirectly or beneficially (as defined by the Securities Exchange Act of 1934 and the rules and regulations thereunder) until the expiration of six (6) months after the closing of the Vion Public Financing (the foregoing period is hereafter referred to as the "Lock-Up Period"). Spears further agrees to execute any agreement regarding the lock-up of Vion Stock that is executed by all of Vion's officers and directors in connection with the Vion Public Financing. In the event the Vion Public Financing does not occur by October 15, 1999, the Lockup Period shall expire on December 31, 1999.

         (d) The foregoing restriction is expressly agreed to preclude Spears from engaging in any hedging or other transaction that is designed to, or is reasonably expected to lead to, or result in, a disposition of Vion Stock during the Lock-Up Period even if Spears would dispose of the Vion Stock after the expiration of the Lock-Up Period.

         (e) Notwithstanding the foregoing, Spears shall be entitled to sell any Vion Stock that he owns:

                  (i) solely for purposes of paying any personal income tax liability for Spears for the year 1999 attributable to Spears' exercise of any Options; and






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

                  (ii) Spears may exchange any shares of Vion Stock that he has owned for at least six months as of the Effective Date of this Agreement in connection with the exercise of the Options; and

                  (iii) Spears may sell shares of Vion Stock solely for purposes of paying for (or repaying borrowed funds necessary to pay for) shares of Vion Stock purchased upon exercise of the April 16, 1993 Option to purchase 60,000 shares at $5.00 per share.

         (f) Withholding: withholding for Spears' personal income tax liability resulting from the exercise of the non-ISO Options shall be made as follows: either (i) Spears shall deliver to Vion cash necessary to pay the withholding taxes associated with the exercise; or (ii) the parties shall enter into a mutually acceptable arrangement pursuant to which Spears shall sell the Vion Stock with instructions that the proceeds necessary to pay the applicable withholding taxes be delivered to Vion. There will be no withholding upon the exercise of any ISO Options except as required by IRC Code Sections 421 and 422.

1. Spears' Release of Vion

         (a) Spears, on his own behalf and on behalf of his successors and assigns (hereafter collectively referred to as "Spears"), hereby releases and forever discharges Vion, its predecessors, successors, corporate affiliates, agents, representatives, shareholders, directors, officers, and employees (Vion and such other persons and entities are individually and collectively referred to hereafter as the "Releasee"), from any and all claims, counterclaims, demands, debts, actions, causes of action, suits or liabilities of any nature whatsoever, whether known or unknown, which Spears ever had, now has or hereafter can, shall or may have against the Releasee, for, upon, or by reason of any matter, cause or thing whatsoever arising from the beginning of the world to the day of the date of this Release,





                                       6
including, but not limited to, (1) any statutory or common law claims relating to Spears' employment and the termination of Spears' employment; and (2) any claims relating to the Employment Agreement. In addition to all other statutory and common law claims being released herein, Spears is also releasing claims arising out of the Federal Age Discrimination in Employment Act, The Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Connecticut Human Rights and Opportunities Law, the Employee Retirement Income Security Act of 1974, the Americans With Disabilities Act of 1992 and claims relating to the Connecticut wage laws.

         (b) Spears has been advised to consult independent legal counsel before signing this Agreement and he acknowledges that he has executed this Agreement after actually consulting with his counsel. Spears further acknowledges that he had the opportunity to consider the terms of this Agreement for at least twenty-one (21) days. Spears further represents and warrants that he has read this Agreement carefully, that he has discussed this Agreement with his attorney, that he fully understands the terms of this Agreement, and that he has had sufficient time within which to consider the terms of this Agreement. He represents and warrants that he is signing this Agreement voluntarily.

         (c) Spears represents and warrants that Vion has paid Spears the sum of $1,000 as consideration for this Agreement. Spears represents that no other inducements have been offered to Spears by Vion other than the consideration set forth in this Agreement, and that the consideration set forth herein represents consideration to which he would not otherwise be entitled but for his execution of this Agreement.

         (d) This Agreement shall not become effective until the eighth day following the day on which Spears signed it, and Spears may, at any time prior to the Effective Date, revoke this Agreement by giving notice of revocation to Vion. Such revocation of this Agreement shall operate to revoke any consideration paid by Vion to Spears pursuant to this Agreement.




                                       7

         (e) On the Termination Date, Spears agrees to provide Vion with a release of any and all claims against Vion arising from the Effective Date of this Agreement to the Termination Date. The delivery of the release referred to in this paragraph 5(e) is a condition to the delivery to Spears of the Termination Incentive Payment.

2. Vion's Release of Spears

         Vion, its predecessors, successors, shareholders, directors and officers (Vion and such other persons and entities are individually and collectively referred to hereafter as the "Releasor"), hereby releases and forever discharges Spears and his successors and assigns (hereafter collectively referred to as "Releasee"), from any and all claims, counterclaims, demands, debts, actions, causes of action, suits or liabilities of any nature whatsoever, whether known or unknown, which Releasor ever had, now has or hereafter can, shall or may have against the Releasee, for, upon, or by reason of any matter, cause or thing whatsoever arising from the beginning of the world to the day of the date of this Release, including, but not limited to, (1) any statutory or common law claims relating to Releasee's employment and the termination of Releasee's employment; and (2) any claims relating to the Employment Agreement.

3. Confidentiality/References

          Spears agrees that, except as permitted or required by applicable Federal, State or Local law, to maintain the confidentiality of this Agreement and to make no voluntary statement or take any other action that might reasonably be expected to result in disclosure of, or any publicity concerning, the terms hereof or the consideration paid to him by Vion. In the event Vion receives a written inquiry regarding a reference for Spears, Vion shall respond to the inquiry by indicating that Spears' decision to step down as Chief Executive Officer and President was a mutual decision of Spears and Vion. Vion shall also provide the dates during which Spears was employed, but





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

Vion shall provide no other information regarding Spears' employment except that Vion shall be entitled to make any disclosures required by Federal securities law or other applicable Federal, State and local laws.

4. Notice

         Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given when delivered personally against receipt therefor; one day after being sent by Federal Express or other overnight delivery service; or three days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the following addresses: to Vion, Four Science Park, New Haven, CT 06511, attention: Chief Executive Officer; to Spears, Five White Pine Lane, Guilford, CT 06437; or at such other address as such party shall give by notice hereunder to the other party.

5. Governing Law

         This Agreement shall be governed by, and construed in accordance with and subject to the laws of the State of Connecticut applicable to agreements made and to be performed entirely within such State without regard to principles of conflicts of law.

6. Waivers and Amendments

         This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.




                                       9

7. Entire Agreement

         This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral contracts and agreements.

8. Successors and Assigns/Assignment

         Spears may not assign this Agreement. Vion may, without the consent of Spears, assign this Agreement and its rights and obligations but only in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise, in which case this Agreement shall become binding upon any successor in interest. Vion shall make best efforts to cause any successor in interest to agree to assume the liabilities under this Agreement.

9. Counterparts

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                        VION PHARMACEUTICALS, INC.



                                        By:   /s/ Alan Kessman
                                             ___________________________________
                                        Its: President & Chief Executive Officer



                                         /s/  JOHN A. SPEARS
                                        ___________________________________
                                        JOHN A. SPEARS




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